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                                                        EXHIBIT 23.1
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-92636 and No. 33-99378 of The PMI Group, Inc. (the "Company") on Form S-8 and Registration Statement No. 333-15543 of the Company on Form S-3 of our reports dated January 22, 1997 (February 4, 1997 as to Note 16) appearing in and incorporated by reference in this Annual Report on Form 10-K of the Company for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP
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San Francisco, California
March 27, 1997